                                                                     EXHIBIT 4.6

                              INVESTMENT AGREEMENT
                              --------------------

     INVESTMENT AGREEMENT, dated as of August 14, 2001 (this "Agreement"), by
                                                              ---------
and between United Dominion Realty Trust, Inc., a Virginia corporation (the "Company"), and Security Capital Preferred Growth Incorporated, a Maryland
 -------
corporation (the "Investor").
                  --------

     WHEREAS, the Investor has entered into a Purchase Agreement (the "Purchase
                                                                       --------
Agreement") with LF Strategic Realty Investors, L.P. (the "Seller"), dated as of
---------                                                  ------
August 6, 2001, pursuant to which the Investor is acquiring from the Seller 8,000,000 shares of Series D Cumulative Convertible Preferred Stock of the Company (the "Preferred Shares"), all of which Preferred Shares may be converted
              ----------------
into shares (the "Conversion Shares") of the Company's common stock, par value
                  -----------------
$.01 per share (the "Common Stock") pursuant to the terms of such Preferred
                     ------------
Shares;

     WHEREAS, the Company acknowledges that the Investor's acquisition of the Preferred Shares is beneficial to the Company;

     WHEREAS, in connection with the Investor's acquisition of the Preferred Shares, the Company has agreed to register the Conversion Shares for sale by the Investor and certain transferees; and

     WHEREAS, the parties hereto desire to enter into this Agreement to evidence the foregoing agreement of the Company and the mutual covenants of the parties relating thereto.

     NOW, THEREFORE, in consideration of the foregoing and the covenants of the parties set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, subject to the terms and conditions set forth herein, the parties hereby agree as follows:

     Section 1.   Certain Definitions. In this Agreement the following terms
                  -------------------
shall have the following respective meanings:

     "Affiliate" shall mean, when used with respect to a specified Person,
      ---------
another Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified.

     "Agreement" shall have the meaning ascribed to it in the first paragraph
      ---------
hereof.

     "Articles of Incorporation" shall mean the Company's restated articles of
      -------------------------
incorporation in effect on the date of this Agreement and as they may be amended from time to time in accordance with their terms and applicable law.

     "Average Market Capitalization" on or as of any date shall mean the
      -----------------------------
Company's average common equity market capitalization for the ten consecutive Trading Days prior to but not including such date. The number of shares of Common Stock into which the Preferred Shares outstanding at the determination date are convertible shall be taken into account in any determination of Average Market Capitalization; otherwise, Average Market Capitalization shall not be determined on a Fully-Diluted Basis.

     "Beneficial Ownership" shall be determined in accordance with Rule 13d-3 of
      --------------------
the Commission under the Exchange Act. "Beneficially Own" shall have a
                                        ----------------
correlative meaning.

     "Board" shall mean the Board of Directors of the Company.
      -----

     "Change of Control" shall mean (i) the merger or consolidation of the
      -----------------
Company with any other real estate investment trust, corporation or other business entity, in which the Company is not the survivor (without respect to the legal structure of the transaction), (ii) the transfer or sale of all or substantially all of the assets of the Company other than to an Affiliate or subsidiary of the Company, (iii) the liquidation of the Company, (iv) the acquisition by any person or by a group of persons acting in concert, of more than 50% of the outstanding voting securities of the Company, which results in the resignation or addition of 50% or more members of the Board or the resignation or addition of 50% or more independent members of the Board, (v) cessation for any reason of those directors of the Company who were elected at the annual meeting of shareholders of the Company immediately preceding the determination date (together with any new directors elected after such annual meeting whose election by the Board or whose nomination for election by the shareholders of the Company was approved by a vote of 66 2/3% of the directors who were either elected at such annual meeting or whose election or nomination for election was previously so approved) to constitute a majority of the Board in office on the determination date or (vi) the Common Stock ceases to be listed on the NYSE, the American Stock Exchange or the Nasdaq National Market.

     "Closing Date" shall mean the date of the closing of the sale of the
      ------------
Preferred Shares to the Investor pursuant to the Purchase Agreement.

     "Code" shall have the meaning ascribed to it in Section 2(f) of this
      ----                                           ------------
Agreement.

     "Commission" shall mean the Securities and Exchange Commission or any other
      ----------
federal agency at the time administering the Securities Act.

     "Common Stock" shall have the meaning ascribed to it in the recitals to
      ------------
this Agreement.

     "Company" shall have the meaning ascribed to it in the first paragraph of
      -------
this Agreement.

     "Control" shall mean with respect to any Person the power to direct the
      -------
management and policies of such Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise. "Controlled" shall have a correlative meaning.

     "Conversion Price" shall have the meaning ascribed to it in Section
      ----------------                                           -------
3(d)(7)(A) of the Articles of Incorporation.
----------

     "Conversion Shares" shall have the meaning ascribed to it in the recitals
      -----------------
to this Agreement.

     "Covered Transaction" shall have the meaning ascribed to it in Section
      -------------------                                           -------
5(b)(iii) of this Agreement.
---------

     "Disclosure Documents" shall have the meaning ascribed to it in Section
      --------------------                                           -------
2(d) of this Agreement.
----

     "Dispose Of" shall mean to offer, pledge, sell, contract to sell, grant any
      ----------
options for the sale of, seek the redemption or exchange of, transfer, distribute or otherwise dispose of, directly or indirectly, any Securities.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended,
      ------------
and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the relevant time.

     "Fully-Diluted Basis" as a qualifier of any determination to be made
      -------------------
pursuant to this Agreement shall mean that the number of shares of Common Stock then outstanding, plus the number of shares of Common Stock issuable upon conversion, exchange or exercise of other securities which are then convertible into or exchangeable or exercisable for Common Stock, plus the number of votes which may be cast by holders of other securities of the Company then outstanding that are entitled to vote with the holders of the Common Stock as a single voting group shall be taken into account in making such determination.

     "Group" shall mean a "group," as such term is used in Section 13(d)(3) of
      -----
the Exchange Act, identified in a Schedule 13D filed or proposed to be filed with respect to the Company.

     "Holders" shall mean (i) the Investor and (ii) each Person holding
      -------
Registrable Shares as a result of a transfer or assignment to that Person of Registrable Shares permitted under this Agreement and other than pursuant to an effective registration statement or Rule 144 (or any successor provision) under the Securities Act.

     "Indemnified Party" shall have the meaning ascribed to it in Section 10(c)
      -----------------                                           -------------
of this Agreement.

     "Indemnifying Party" shall have the meaning ascribed to it in Section 10(c)
      ------------------                                           -------------
of this Agreement.

     "Investor" shall have the meaning ascribed to it in the first paragraph of
      --------
this Agreement.

     "Liquidation Preference" shall have the meaning ascribed to it in Section
      ----------------------                                           -------
3(d)(4)(A) of the Articles of Incorporation.
----------

     "Mandatory Conversion Date" shall have the meaning ascribed to it in
      -------------------------
Section 15 of this Agreement.
----------

     "Mandatory Conversion Option" shall have the meaning ascribed to it in
      ---------------------------
Section 15 of this Agreement.
----------

     "Material Adverse Effect" shall mean any material adverse effect on the
      -----------------------
operations, assets, business, affairs, properties, or financial or other condition of the Company, the Operating Partnership and their direct and indirect subsidiaries taken as a whole.

     "NYSE" shall mean the New York Stock Exchange.
      ----

     "Operating Partnership" shall mean United Dominion Realty Trust, L.P., a
      ---------------------
Virginia limited partnership.

     "Option Shares" shall have the meaning ascribed to it in Section 14(a) of
      -------------                                           -------------
this Agreement.

     "Option Shares Repurchase Date" shall have the meaning ascribed to it in
      -----------------------------
Section 14(a) of this Agreement.
-------------

     "Permitted Preferred Share Transferee" shall have the meaning ascribed to
      ------------------------------------
it in Section 4(c) of this Agreement.
      ------------

     "Person" shall mean an individual, corporation, partnership, estate, trust,
      ------
association, private foundation, joint stock company, limited liability company or other entity.

     "Preferred Shares" shall have the meaning ascribed to it in the recitals to
      ----------------
this Agreement.

     "Preferred Threshold Amount Period" shall have the meaning ascribed to it
      ---------------------------------
in Section 7(a) of this Agreement.
   ------------

     "Purchase Agreement" shall have the meaning ascribed to it in the recitals
      ------------------
to this Agreement.

     The terms "Register," "Registered" and "Registration" refer to a
                --------    ----------       ------------
registration effected by preparing and filing a registration statement in compliance with the Securities Act providing for the sale by the Holders of Registrable Shares in accordance with the method or methods of distribution designated by the Holders, and the declaration or ordering of the effectiveness of such registration statement by the Commission.

     "Registrable Shares" shall mean the Conversion Shares; provided, however,
      ------------------
that any such Conversion Shares shall cease to be Registrable Shares when (A) a registration statement with respect to the sale of such shares shall have become effective under the Securities Act and such shares shall have been disposed of in accordance with such registration statement; (B) such shares shall have been sold in accordance with Rule 144; (C) such shares shall have been otherwise transferred and new certificates not subject to transfer restrictions under the Securities Act and not bearing any legend restricting further transfer shall have been delivered by the Company, and no other applicable and legally binding restriction on transfer under the federal securities laws shall exist; or (D) such shares may be sold in accordance with Rule 144(k) under the Securities Act.

         "Registration Expenses" shall mean all out-of-pocket expenses
          ---------------------
(excluding Selling Expenses) incurred by the Company in complying with Section 8
                                                                       ---------
hereof, including, without limitation, the following: (a) all registration and filing fees; (b) fees and expenses of compliance with federal and state securities or real estate syndication laws (including, without limitation, reasonable fees and disbursements of counsel in connection with state securities and real estate syndication qualifications of the Registrable Shares under the laws of such jurisdictions as the Holders may reasonably designate); (c) printing (including, without limitation, expenses of printing or engraving certificates representing the Registrable Shares in a form eligible for deposit with The Depository Trust Company and otherwise meeting the requirements of any securities exchange on which they are listed and of printing registration statements and prospectuses), messenger, telephone, shipping and delivery expenses; (d) fees and disbursements of counsel for the Company; (e) fees and disbursements of all independent public accountants of the Company (including without limitation the expenses of any annual or special audit and "cold comfort" letters reasonably required by the managing underwriter); (f) Securities Act liability insurance if the Company so desires; (g) fees and expenses of other Persons reasonably necessary in connection with the registration, including any experts, retained by the Company; (h) fees and expenses incurred in connection with the listing of the Registrable Shares on each securities exchange on which securities of the same class are then listed; and (i) fees and expenses associated with any filing with the National Association of Securities Dealers, Inc. required to be made in connection with the registration statement.

         "Registration Statement" shall have the meaning ascribed to it in
          ----------------------
Section 8(a) of this Agreement.
------------

         "REIT" shall have the meaning ascribed to it in Section 3(g) of this
          ----                                           ------------
Agreement.

         "REOC" shall have the meaning ascribed to it in Section 3(i) of this
          ----                                           ------------
Agreement.

         "Repurchase Option" shall have the meaning ascribed to it in Section
          -----------------                                           -------
14(a) of this Agreement.
-----

         "Repurchase Price" shall have the meaning ascribed to it in Section
          ----------------                                           -------
14(a) of this Agreement.
-----

         "Rule 144" shall mean Rule 144 promulgated by the Commission under the
          --------
Securities Act.

         "Securities" shall mean the Preferred Shares and the Conversion Shares.
          ----------

         "Securities Act" shall mean the Securities Act of 1933, as amended, and
          --------------
the rules and regulations of the Commission thereunder, all as the same shall be in effect at the relevant time.

         "Seller" shall have the meaning ascribed to it in the recitals to this
          ------
Agreement.

         "Selling Expenses" shall mean all underwriting discounts, selling
          ----------------
commissions and stock transfer taxes applicable to any sale of Registrable
Shares.

         "Standstill Termination Event" shall have the meaning ascribed to it in
          ----------------------------
Section 5(b) of this Agreement.
------------

         "10% Shareholders" shall have the meaning ascribed to it in Section
          ----------------                                           -------
2(f) of this Agreement.
----

         "Trading Day" for purposes of any computation pursuant to this
          -----------
Agreement in which the market value of any security of the Company is taken into account, shall mean any day on which such security is traded on the NYSE, or if such security is not listed or admitted for trading on the NYSE, on the principal national securities exchange on which such security is listed or admitted for trading, or if not listed or admitted for trading on any national securities exchange, on the NASDAQ National Market or, if such security is not quoted on the NASDAQ National Market, in the applicable securities market in which the security is traded.

         "Weighted Average Trading Price" shall mean, for any period of Trading
          ------------------------------
Days, (i) the "Volume Weighted Price" of the Common Stock during such Trading Day period as reported by Bloomberg LP on its "Volume at Price" screen, or, if such information is not available (ii) the number obtained by dividing (a) the sum of the products, for each sale of shares of Common Stock during such Trading Day period, of (1) the sale price per share of Common Stock and (2) the number of shares of Common Stock sold by (b) the total number of shares of Common Stock sold during such Trading Day period. For purposes of the calculation of Weighted Average Trading Price set forth in clause (ii) above, if necessary, sales of shares of Common Stock, sale prices per share of Common Stock and the number and total number of shares of Common Stock sold shall each be as reported in the composite transactions for the principal United States securities exchange on which the Common Stock is traded or, if the Common Stock is not listed on a United States national or regional securities exchange, as reported by the National Association of Securities Dealers Automated Quotation System or by the National Quotation Bureau Incorporated.

         Section 2.    Representations and Warranties of the Investor. The
                       ----------------------------------------------
Investor hereby represents and warrants, as of the date of this Agreement and as of the Closing Date, to the Company that:

                 (a) The Investor is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Maryland. The Investor has the requisite corporate power and authority, and has taken all required corporate action necessary, to execute, deliver, and perform its obligations hereunder.

         (b) This Agreement has been duly executed and delivered by the Investor and constitutes the legal, valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, and (ii) equitable principles of general applicability relating to the availability of specific performance, injunctive relief, or other equitable remedies.

         (c) The execution, delivery and performance of this Agreement by the Investor and the consummation by the Investor of the transactions contemplated hereby do not (i) result in a violation of the Investor's articles of incorporation or bylaws or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Investor is a party, or result in a violation of any law, rule, regulation, order, judgment or decree applicable to the Investor or by which any property or asset of the Investor is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, materially impair the Investor's ability to perform its obligations under this Agreement).

         (d) The Investor is acquiring the Preferred Shares for its own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof, and the Investor has no present intention or plan to effect any distribution of the Preferred Shares. The Investor is an "accredited investor" as defined in Regulation D under the Securities Act and is able to bear the economic risk of acquisition of the Preferred Shares, can afford to sustain a total loss on such investment, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risk of the proposed investment. The Investor has received copies of all of the Company's periodic reports (excluding exhibits thereto) filed with the Commission since December 31, 2000, pursuant to
Section 13 of the Exchange Act (the "Disclosure Documents") and has been
                                     --------------------
furnished the opportunity to ask questions of and receive answers from representatives of the Company concerning the Disclosure Documents and the business and financial affairs of the Company.

         (e) The Investor understands that the Preferred Shares have not been registered under the Securities Act or applicable state securities laws and agrees not to sell, pledge or otherwise transfer any of the Preferred Shares in the absence of (i) such registration or (ii) an exemption therefrom, in which case the Investor shall provide an opinion of counsel reasonably satisfactory to the Company that such registration is not required; provided, however, that no opinion needs to be delivered in connection with any pledge of Preferred Shares not requiring such registration to, or any foreclosure or private sale by, Merrill Lynch International Private Finance Limited or any other institutional accredited investor pledgee. The Investor acknowledges that the Company is not required to register the Preferred Shares under the Securities Act or any applicable state securities laws. The certificate evidencing the Preferred Shares will bear the following legend:

         "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, or state securities laws and may not be transferred except pursuant to (i) such registration or (ii) an exemption therefrom, in which case the holder hereof shall provide an opinion of counsel reasonably satisfactory to the Company that such registration is not required; provided, however, that no opinion needs to be delivered in connection with any pledge of the securities represented by this certificate not requiring such registration to, or any foreclosure or private sale by, Merrill Lynch International Private Finance Limited or any other institutional accredited investor pledgee. The securities represented by this certificate are subject to transfer restrictions contained in the Investment Agreement, dated as of August 14, 2001, by and between the Company and Security Capital Preferred Growth Incorporated."

         (f)   No more than two shareholders of the Investor (the "10%
                                                                   ---
Shareholders"), own 10% or more of the value of the outstanding shares of the
------------
Investor. Each of the 10% Shareholders owns no more than 24% of the shares of the Investor and is a widely held qualified pension trust described in Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"). No
                                                              ----
shareholder of the Investor other than the 10% Shareholders owns more than 9.995% of the value of the outstanding shares of the Investor.

         (g) No more than 50% of the value of the Investor's outstanding shares is owned by five or fewer individuals (as that term is defined in Code
Section 542(a)(2), as modified by Code Section 856(h)(3)).

         (h) Neither the Investor nor, to the knowledge of the Investor, either 10% Shareholder or any Affiliate of the Investor is a tenant of the Company (or any of its Affiliates).

         (i) Upon purchasing the Preferred Shares, the Investor and its "affiliates" and "associates," as those terms are defined in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, will not be deemed to Beneficially Own more than 15% of the outstanding shares of the Common Stock.

   Section 3.  Representations and Warranties of the Company. The Company hereby
               ---------------------------------------------
represents and warrants, as of the date of this Agreement and as of the Closing Date, to the Investor that:

         (a) The Company is a corporation duly incorporated, validly existing as a corporation, in good standing under the laws of the Commonwealth of Virginia with full power and authority to own, lease and operate its properties and conduct its business as now being conducted, and has been duly qualified to transact business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, except where the failure to so qualify would not have a Material Adverse Effect.

          (b) The Company has all requisite corporate power and authority, and has taken all required corporate action necessary, to execute, deliver, and perform its obligations under this Agreement

          (c) This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, and (ii) equitable principles of general applicability relating to the availability of specific performance, injunctive relief, or other equitable remedies.

          (d) The Preferred Shares have been duly and validly issued and are nonassessable. The Conversion Shares, when issued upon conversion of the Preferred Shares, will be duly and validly issued, fully paid and nonassessable and, subject to the accuracy of the Investor's representations set forth in
Section 2, will be issued in compliance with all applicable federal and state
---------
securities laws.

          (e) The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not (i) result in a violation of the Company's restated articles of incorporation or bylaws or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its direct or indirect subsidiaries is a party, or result in a violation of any law, rule, regulation, order, judgment or decree applicable to the Company or any of its direct or indirect subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect or materially impair the Company's ability to perform its obligations under this Agreement).

          (f) The Company and each of its direct and indirect subsidiaries have filed or caused to be filed all federal, state, local, foreign and other tax returns, reports, information returns and statements (except for returns, reports, information returns and statements the failure to file which will not result in any Material Adverse Effect) required to be filed by them. The Company and each of its direct and indirect subsidiaries have paid or caused to be paid all taxes (including interest and penalties) that are shown as due and payable on such returns or claimed by any taxing authority to be due and payable with respect to such returns, except those which are being contested by them in good faith by appropriate proceedings and in respect of which adequate reserves are being maintained on their books in accordance with generally accepted accounting principles consistently applied. The Company and its direct and indirect subsidiaries do not have any material liabilities for taxes other than those incurred in the ordinary course of business and in respect of which adequate reserves are being maintained by them in accordance with generally accepted accounting principles consistently applied. Federal and state income tax returns for the Company and its direct and indirect subsidiaries have not been audited by the Internal Revenue Service or state authorities. No deficiency, assessment with respect to or proposed adjustment of the Company's or any of its direct and indirect subsidiaries' federal, state, local, foreign or other tax returns is pending or, to the best of the Company's knowledge, threatened except as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect. There is no tax lien, whether imposed by any federal, state, local or other tax authority, outstanding against the assets, properties or business of the Company or any of its direct or indirect subsidiaries except as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect. There are no applicable taxes, fees or other governmental charges payable by the Company or any of its direct or indirect subsidiaries in connection with the execution and delivery of this Agreement.

          (g) The Company has qualified to be taxed as a real estate investment trust pursuant to Sections 856 through 860 of the Code (a "REIT") for all
                                                           ----
taxable years ending on or after December 31, 1997, and the Company expects under present law to so qualify in the future.

          (h) The Operating Partnership is not a publicly traded partnership that is taxed as a corporation under Section 7704 of the Code.

          (i)  The Company is a real estate operating company ("REOC") (as such
                                                                ----
term is defined in 29 CFR 2510.3-101(e)).

          (j) The Board has determined, based on the representations and warranties of the Investor contained in Section 2, that the purchase by the
                                        ---------
Investor of the Preferred Shares will not result in such concentration of ownership of the Company's shares as would disqualify the Company as a REIT.

   Section 4.  Lock-up Agreement.
               -----------------

          (a) During any 12 month period after the date of this Agreement, except as otherwise provided in this Agreement, the Investor shall be entitled to Dispose Of Preferred Shares, Conversion Shares or a combination of Preferred Shares and Conversion Shares representing not more than the greater of (i) 4,000,000 Preferred Shares (as adjusted for stock splits or similar events), or their equivalent in Conversion Shares, or a combination of Preferred Shares and Conversion Shares representing not more than 4,000,000 Preferred Shares (as adjusted for stock splits or similar events) or (ii) the number of Conversion Shares or equivalent number of Preferred Shares, or a combination thereof, equaling the number of Conversion Shares the total closing sale price of which on the NYSE on the day before the day on which the Investor seeks to Dispose Of such Securities is not more than 5% of Average Market Capitalization on such date. For purposes of this Section 4(a), a number of Preferred Shares shall be
                           ------------
deemed to be equivalent to the number of Conversion Shares into which it is convertible at the Conversion Price provided in the restated articles of incorporation of the Company on the determination date, and a number of Conversion Shares shall be deemed to be equivalent to the number of Preferred Shares that, if converted at such Conversion Price, would equal such number of Conversion Shares.

          (b)  The restrictions in Section 4(a) shall terminate upon the
                                   ------------
occurrence of any Standstill Termination Event or upon any material breach by the Company of any of its obligations under this Agreement.

          (c)  Notwithstanding Section 4(a) of this Agreement, the Investor may
                               ------------
transfer any of the Preferred Shares or Conversion Shares to any Controlled Affiliate (each, a "Permitted Preferred Share Transferee") if before such
                    ------------------------------------
transfer it shall deliver to the Company:

          (i) an opinion of counsel reasonably acceptable to the Company that such transfer will not constitute or result in a violation of the registration requirements of the Securities Act and state "blue sky" laws, and

          (ii) agreements substantially identical in form and substance to this Agreement executed by each Permitted Preferred Share Transferee.

          (d)  Notwithstanding Section 4(a), the Investor may from time to time,
                               ------------
in a transaction or transactions entered into bona fide and not for the purpose of evading any provision of this Agreement, pledge all or any of the Preferred Shares or Conversion Shares (i) to a bank or other financial institution to secure obligations for borrowed money or (ii) as margin collateral. Upon foreclosure or private sale under any such pledge, neither the pledgee nor any transferee of the pledgee shall be bound by any of the obligations, or entitled to any of the benefits or rights, under any provision of this Agreement (except this Section 4(d) and Sections 8 through 18, inclusive). Prior to any such
     ------------     ----------         --
pledge, foreclosure or private sale of Preferred Shares, the Company shall receive an opinion of counsel reasonably acceptable to the Company to the effect that the applicable transaction will not constitute or result in a violation of the registration requirements of the Securities Act and state "blue sky" laws; provided, however, that no opinion needs to be delivered in connection with any pledge of Preferred Shares not requiring such registration to, or any foreclosure or private sale by, Merrill Lynch International Private Finance Limited or any other institutional accredited investor pledgee.

   Section 5.  Standstill.
               ----------

          (a) The Investor hereby agrees that until November 1, 2003, the Investor will not directly or indirectly:

          (i) sell or transfer any Securities to any Person if such sale or transfer would result in Beneficial Ownership by the purchaser or transferee, or any Group of which, to the actual knowledge of the Investor, the purchaser or transferee is a member, of more than 9.8% of the number of shares of Common Stock outstanding at the time of such sale or transfer, determined on a Fully-Diluted Basis, except (A) as a participant in a merger, consolidation or other business combination approved by the Board or (B) in a transaction on the NYSE or other market in which such Securities are traded (which shall include purchases by an investment bank or a similar institution in the capacity of principal), in which the identity of the ultimate buyer or transferee is not known by the seller or transferor in advance of the transaction;

          (ii) purchase or acquire Securities or shares of Common Stock if such purchase or acquisition would result in Beneficial Ownership by the Investor and its Controlled Affiliates in the aggregate of more than 15% of the number of shares of Common Stock outstanding at the time of such purchase or acquisition, determined on a Fully-Diluted Basis;

          (iii) solicit, propose or effect any business combination, liquidation or sale of the Company or similar extraordinary transaction in which the Company would not be the survivor;

          (iv)  seek representation on the Board;

          (v) solicit, initiate, encourage or participate in any "solicitation" of "proxies" or become a "participant" in any "election contest" (as such terms are defined or used in Regulation 14A under the Exchange Act, disregarding clause (iv) of Rule 14a-1(1) (2) and including an exempt solicitation pursuant to Rule 14a-2(b)(1)); or

          (vi)  contest the validity or enforceability of this Section 5, except
                                                               ---------
     as a consequence of establishing the occurrence of any Standstill Termination Event defined in Section 5(b).
                                  ------------

          (b)   The restrictions in Section 5(a) shall terminate upon any of the
                                    ------------
following (each a "Standstill Termination Event"):
                   ----------------------------

          (i) a quarterly distribution on the Preferred Shares is in arrears for any quarter for a period exceeding five days,

          (ii)  the occurrence of a Change of Control,

          (iii) the authorization by the Board of the direct or indirect solicitation of offers with respect to any merger, consolidation, other business combination, liquidation or sale of the Company or all or substantially all of its assets or any other similar extraordinary transaction (any of the foregoing, other than any transaction in which the Company is the surviving and acquiring entity and in which (A) the only other parties to the transaction are subsidiaries or Controlled Affiliates of the Company or (B) the business or assets acquired do not, or would not reasonably be expected to, have a value greater than 50% of the assets of the Company and its subsidiaries, consolidated, prior to such transaction, a "Covered Transaction"), it being understood that mere direction by the
        -------------------
     Board that the officers of the Company or a committee of the Board review and report on a proposal originated by any officer or director of the Company or by a third party that might result in a solicitation of offers shall not, without more, be deemed a "solicitation of offers,"

          (iv) the written submission by any person or Group other than the Investor of a proposal to the Company (including the Board and any agent, representative or Affiliate of the Company) with respect to, or otherwise expressing interest in pursuing, a Covered Transaction, unless, as soon as practicable after receipt of any such proposal, the Board determines that such proposal is not in the best interests of the Company and its shareholders and continues to reject such proposal as a result of such determination,

          (v) in connection with any actual or proposed Covered Transaction, the termination of any shareholder rights plan or amendment of the restated articles of incorporation or bylaws of the Company to delete staggered terms of directors, supermajority voting of the Company/s shareholders, "excess share" provisions, or other similar provisions which would reasonably be expected to impede the consummation of such Covered Transaction,

          (vi) the initiation by the Company or any of its Affiliates of any action, suit or other legal proceeding against the Investor, any of its Affiliates or any of their respective officers or directors with respect to any matter unrelated to the express terms of this Agreement and the related documents and the transactions contemplated thereby; provided that if there shall be a final judgment on the merits in favor of the Investor or such Affiliate in any such action, suit or legal proceeding that is so authorized by the Board, a Standstill Termination Event shall exist even though such judgment may be subject to further appeal,

          (vii) the date on which the Investor ceases (otherwise than as a result of a transfer of Preferred Shares and Conversion Shares pursuant to
     Section 4(c)) to be the Beneficial Owner of Securities having an aggregate
     -------------
     market value of more than 5% of Average Market Capitalization. For purposes of this Section 5(b)(viii), the "market value" of Conversion Shares shall
             ------------------
     be determined by reference to the closing sale price of the Common Stock on the day preceding the determination date and the "market value" of the Preferred Shares shall be the Series D Redemption Price (as defined in the Company's restated articles of incorporation), and

          (viii) the earliest to occur of: (A) the filing of a federal income tax return by the Company for any taxable year on which the Company does not compute its income as a REIT; (B) the approval by the shareholders of the Company of a proposal for the Company to cease to qualify as a REIT;
     (C) a determination by the Board, based on the advice of counsel, that the Company has ceased to qualify as a REIT; or (D) a "determination" within the meaning of Section 1313(a) of the Code that the Company has ceased to qualify as a REIT.

     Section 6.   Consultation Rights. For so long as the Investor holds at
                  -------------------
least 25% of the Preferred Shares that it held on the date of this Agreement (or 25% of the Conversion Shares that the Investor could have obtained at that time upon conversion of such Preferred Shares whether or not such shares are then convertible) (the "Threshold Amount"), the Investor shall have the right to
                   ----------------
directly participate (within the meaning of 29 CFR 2510.3-101(d)(3)(ii)) in the management of the Company and the Operating Partnership through and by the following rights and powers:

          (a) The right to be consulted on the appointment and dismissal of (i) the chief operating officer and the chief financial officer, or any person or persons fulfilling similar duties, and the auditors and accountants for the Company and (ii) the general partner, the chief operating officer and the chief financial officer, or any person or persons fulfilling similar duties, and the auditors and accountants for the Operating Partnership.

          (b)  The right to inspect the books and records of the Company and the Operating Partnership; provided, that all costs and expenses of such
                               --------
inspection shall be borne by the Investor; and provided, further, that the
                                               --------  -------
Investor shall keep such information confidential, except that the Investor may disclose such information to its employees and advisors as necessary in the management and operation of the Investor's business and investment in the Company and that, upon reasonable prior notice to the Company, the Investor may disclose such information as required by law.

          (c) The right to be consulted concerning the development of the Company's and the Operating Partnership's annual strategic plan that incorporates a specific business strategy, an operating agenda, investment and disposition objectives, and capitalization and funding strategies.

          (d) The right to be consulted concerning Major Transactions. "Major Transactions" means (i) any acquisition or disposition of any assets in any single transaction or any series of related transactions where the aggregate purchase price paid or received by the Company or the Operating Partnership exceeds $100,000,000 but not including asset transfers between or among the Company and any of its subsidiaries respecting which the Company has direct or indirect majority ownership or management control (including any such subsidiaries who are not consolidated with the Company for financial reporting purposes) or between or among such subsidiaries, (ii) a determination by the Board to terminate the Company's status as a REIT, (iii) any Change of Control initiated by the Company and in the response to any Change of Control not initiated by the Company and (iv) a determination by the Operating Partnership's General Partner to terminate the Operating Partnership's status as a limited partnership.

          (e) The Company shall notify the Investor of any of the foregoing proposed actions for its consideration, together with information which sets forth in reasonable detail the background and reasons for such action, reasonably in advance (but in no event less than two business days) of the date any action would be required to be taken by or on behalf of the Company to permit the Investor to review the information and to provide its views to the Company. In connection with the development and preparation of the Company's annual operating budget and strategic plan, the Company shall present to the Investor a reasonably detailed operating budget and strategic plan for the upcoming calendar year of the Company. Notwithstanding the foregoing, the Company (i) shall not have any obligation to comply with any advice offered by the Investor in any consultation pursuant to this Section 6 (and the provisions
                                                  ---------
of this Section 6 shall not be construed
        ---------
to create any approval rights over any matters) and (ii) will not be required to disclose material information to the Investor if, in the reasonable judgment of the Company, such disclosure would (a) require any public disclosure thereof or
(b) jeopardize any proposed transaction.

          (f) The Company shall not be liable for any incidental or consequential damages to the Investor resulting from the Company's failure to comply with the provisions of this Section 6.
                                   ---------

          (g) The Investor agrees that any information obtained through the foregoing consultation rights which is not public shall be kept confidential, and shall not be disclosed to any persons other than the directors, officers, employees, financial advisors, legal advisors, and accountants of the Investor and the Investor's investment advisor who reasonably need to have access to such information and who are advised of the confidential nature of such information and agree to maintain the confidentiality of such information; provided that the foregoing obligation of the Investor shall not (a) relate to any information that (i) is or becomes generally available other than as a result of unauthorized disclosure by the Investor or by persons to whom the Investor has made such information available or (ii) is or becomes available to the Investor on a non-confidential basis from a third party that is not, to the Investor's knowledge, bound by any other confidentiality agreement with the Company or its subsidiaries, or (b) prohibit disclosure of any information if required by law, rule, regulation, court order, or other legal or governmental process. Subject to the proviso to the foregoing sentence, the Investor further agrees that it will not under any circumstances provide any information obtained through the foregoing consultation rights which is not public to any person or entity or any officer, director (other than a non-executive director, who in no case shall receive any information which is not public and which was obtained pursuant to paragraph (c) and (d) of this Section 6) or employee of any entity that competes with or is contemplating competing with the Company or any of its subsidiaries in the acquisition, ownership, management, leasing, developing or building of multi-family apartment communities.

          Section 7.  Covenants.
                      ---------

               (a) So long as the Investor holds the Threshold Amount of Preferred Shares (the "Preferred Threshold Amount Period"), (i) the Company will
                       ---------------------------------
continue to be taxed as a REIT and (ii) the Company will continue to qualify as a REOC as described under regulations in effect on the date hereof.

               (b) So long as the Investor holds any Preferred Shares, the Company shall, within 30 days following a written request by the Investor, cause its independent public accountants or a nationally recognized law firm to provide the Investor an opinion or opinions in form and substance reasonably satisfactory to the Investor to the effect that (1) the Company qualifies as a REIT and (2) the Company qualifies as a REOC, which opinion may be based on an assumption that REOC qualification is determined taking into account properties owned and activities conducted by subsidiary entities of the Company, including the Operating Partnership;provided, however, that the Investor may make only one such request during any twelve month period; and provided further that, if such opinion or opinions are requested at a date not within the Preferred Threshold Amount Period or if applicable law in effect on the date hereof has changed in a material respect and the Board has determined in good faith that it is no longer practicable or in the Company's best interest to remain a REOC, it shall not be a breach of this Section 7(b) if such opinion or opinions cannot be so provided
                 ------------
because the Company does not then qualify as a REIT or a REOC, as the case may be. The Investor shall pay the Company's reasonable out-of-pocket expenses in connection with the delivery of any such opinion.

          (c) So long as it will not jeopardize a proposed transaction, the Investor shall provide not less than five business days' advance notice to the Company before it sells any of the Preferred Shares or Conversion Shares to a third party.

   Section 8.  Registration.
               ------------

          (a) The Company shall prepare and file with the Commission, within 60 days of the date of this Agreement, a registration statement (the "Registration Statement") for the purpose of effecting a Registration of the sale of all of the Registrable Shares. The Company shall cause such Registration Statement to be declared effective by the Commission as soon as practicable but in no event later than 60 days after filing. The Company agrees to use its reasonable efforts to keep such Registration continuously effective until the earlier of
(i) the date on which all Registrable Shares have been sold pursuant to such registration statement or Rule 144 and (ii) the date on which, in the reasonable opinion of counsel to the Holders, all of the Registrable Shares may be sold in accordance with Rule 144(k). The Company shall prepare and file with the Commission from time to time such amendments and supplements to the Registration Statement as may be necessary to keep the Registration Statement effective for the period of time specified in this Agreement.

   Notwithstanding anything to the contrary set forth in this Agreement, the Company may defer its obligation to cause a Registration Statement to become effective or to amend or supplement a Registration Statement for a period of not more than 60 days in the event of (i) an underwritten primary offering by the Company if the Company is advised by the managing underwriter of such offering that the sale of Registrable Shares under such Registration Statement would impair the pricing or commercial practicality of such offering, or (ii) pending negotiations relating to, or consummation of, a transaction or the occurrence of an event that would require additional disclosure of material information by the Company in such Registration Statement, as to which the Company has a bona fide business purpose for preserving confidentiality or which renders the Company unable to comply with the requirements of the Commission and that would in each case make it impractical or inadvisable to cause such Registration Statement to become effective or to amend or supplement such Registration Statement; provided, however, that the Company shall not defer or suspend its obligation under this Agreement to cause a Registration Statement to become effective or to amend or supplement a Registration Statement pursuant to this Section 8(a) for
                                                              ------------
an aggregate period of more than 90 days during any 12 month period. The Company shall notify each Holder of the existence and, in the case of an event referred to in clause (i) of this Section 8(a), the nature of any such event.
                         ------------

          (b) The Company shall promptly notify the Holders of Registrable Shares covered by the Registration Statement of the occurrence of the following events:

          (i) when the Registration Statement or post-effective amendment thereto filed with the Commission has become effective:

          (ii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement;

          (iii) the suspension of the Company's filing requirement pursuant to the last paragraph of Section 8(a) above;
                           ------------

          (iv) the Company's receipt of any notification of the suspension of the qualification of any Registrable Shares covered by the Registration Statement for sale in any jurisdiction; and

          (v) the existence of any event, fact or circumstance that results in the Registration Statement or prospectus relating to Registrable Shares or any document incorporated therein by reference containing an untrue statement of material fact or omitting to state a material fact required to be stated therein or necessary to make the statements therein not misleading during the distribution of securities.

 The Company agrees to use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of any such registration statement or any state qualification at the earliest possible moment.

          (c) The Company shall provide to the Holders of Registrable Shares covered by the Registration Statement, at no cost to such Holders, a copy of the Registration Statement and any amendment thereto used to effect the Registration of the Registrable Shares, each prospectus contained in such registration statement or post-effective amendment and any amendment or supplement thereto and such other documents as the requesting Holders may reasonably request in order to facilitate the disposition of the Registrable Shares covered by such registration statement. The Company consents to the use of each such prospectus and any supplement thereto by the Holders in connection with the offering and sale of the Registrable Shares covered by such registration statement or any amendment thereto. The Company shall also file a sufficient number of copies of the prospectus and any post-effective amendment or supplement thereto with the NYSE (or, if the Common Stock is no longer listed thereon, with such other securities exchange or market on which the Common Stock is then listed) so as to enable the Holders to have the benefits of the prospectus delivery provisions of Rule 153 under the Securities Act.

          (d) The Company agrees to use its reasonable best efforts to cause the Registrable Shares covered by a registration statement to be registered with or approved by such state securities authorities as may be necessary to enable the Holders to consummate the disposition of such shares pursuant to the plan of distribution set forth in the registration statement; provided, however, that the Company shall not be obligated to take any action to effect any such Registration, qualification or compliance pursuant to this
Section 8 in any particular jurisdiction in which the Company would be required
---------
to execute a general consent to service of process in effecting such Registration, qualification or compliance unless the Company is already subject to service in such jurisdiction.

          (e) Subject to the Company's suspension right provided in the last paragraph of Section 8(a) of this Agreement, if any event, fact or circumstance
             ------------
requiring an amendment to a registration statement relating to the Registrable Shares or supplement to a prospectus relating to the Registrable Shares shall exist, immediately upon becoming aware thereof the Company agrees to notify the Holders and prepare and furnish to the Holders a post-effective amendment to the registration statement or supplement to the prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Shares, the prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

          (f) The Company agrees to use its reasonable best efforts (including the payment of any listing fees) to obtain the listing of all Registrable Shares covered by the registration statement on each securities exchange on which securities of the same class are then listed.

          (g) The Company agrees to use its reasonable best efforts to comply with the Securities Act and the Exchange Act in connection with the offer and sale of Registrable Shares pursuant to a registration statement, and, as soon as reasonably practicable following the end of any fiscal year during which a registration statement effecting a Registration of the Registrable Shares shall have been effective, to make available to its security holders an earnings statement satisfying the provisions of Section 11(a) of the Securities Act.

          (h) The Company agrees to cooperate with the selling Holders to facilitate the timely preparation and delivery of certificates representing Registrable Shares to be sold pursuant to a Registration and not bearing any Securities Act legend; and enable certificates for such Registrable Shares to be issued for such numbers of shares and registered in such names as the Holders may reasonably request at least two business days prior to any sale of Registrable Shares.

     Section 9. Expenses of Registration. The Company shall pay all Registration
                ------------------------
Expenses incurred in connection with the registration, qualification or compliance pursuant to Section 8 hereof. All Selling Expenses incurred in
                       ---------
connection with the offer and sale of Registrable Shares by any of the Holders shall be borne by the Holder offering or selling such Registrable Shares. Each Holder shall pay the expenses of its own counsel.

     Section 10.   Indemnification.
                   ---------------

               (a) The Company will indemnify each Holder, each Holder's officers and directors, and each person controlling such Holder within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages and liabilities (including reasonable legal expenses), arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement or prospectus relating to the Registrable Shares, or any amendment or supplement thereto, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided, however, that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on (i) any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with information furnished in writing to the Company by such Holder or underwriter for inclusion therein or
(ii) the Investor's failure to send or give a copy of the final, amended or supplemented prospectus furnished to it by the Company at or prior to the time such action is required by the Securities Act to the person claiming an untrue statement or alleged untrue statement or omission or alleged omission if such statement or omission was corrected in such final, amended or supplemented Prospectus.

               (b) Each Holder will indemnify the Company, each of its directors and each of its officers who signs the registration statement, each underwriter, if any, of the Company's securities covered by such registration statement, and each person who controls the Company or such underwriter within the meaning of
Section 15 of the Securities Act, against all claims, losses, damages and liabilities (including reasonable legal fees and expenses) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement or prospectus, or any amendment or supplement thereto, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement or prospectus, in reliance upon and in conformity with information furnished in writing to the Company by such Holder for inclusion therein.

               (c) Each party entitled to indemnification under this Section 10
                                                                     ----------
(the "Indemnified Party") shall give notice to the party required to provide
      -----------------
indemnification (the "Indemnifying Party") promptly after such Indemnified Party
                      ------------------
has actual knowledge of any claim as to which indemnity may be sought, but the omission to so notify the Indemnifying Party shall not relieve it from any liability which it may have to the Indemnified Party pursuant to the provisions of this Section 10 except to the extent of the actual damages suffered by such
        ----------
delay in notification. The Indemnifying Party shall assume the defense of such action, including the employment of counsel to be chosen by the Indemnifying Party to be reasonably satisfactory to the Indemnified Party, and payment of expenses. The Indemnified Party shall have the right to employ its own counsel in any such case, but the legal fees and expenses of such counsel shall be at the expense of the Indemnified Party, unless the employment of such counsel shall have been authorized in writing by the Indemnifying Party in connection with the defense of such action, or the Indemnifying Party shall not have employed counsel to take charge of the defense of such action or the Indemnified Party shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to the Indemnifying Party (in which case the Indemnifying Party shall not have the right to direct the defense of such action on behalf of the Indemnified Party), in any of which events such fees and expenses shall be borne by the Indemnifying Party. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

               (d) If the indemnification provided for in this Section 10 is
                                                               ----------
unavailable to a party that would have been an Indemnified Party under this
Section 10 in respect of any expenses, claims, losses, damages and liabilities
----------
referred to herein, then each party that would have been an Indemnifying Party hereunder shall, in lieu of indemnifying such Indemnified Party, contribute to the amount paid or payable by such Indemnified Party as a result of such expenses, claims, losses, damages and liabilities in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and such Indemnified Party on the other in connection with the statement or omission which resulted in such expenses, claims, losses, damages and liabilities, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party or such Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and each holder of Registrable Shares agrees that it would not be just and equitable if contribution pursuant to this Section
                                                                         -------
10 were determined by pro rata allocation or by any other method of allocation
--
which does not take account of the equitable considerations referred to above in this Section 10(d).
     -------------

               (e) No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

               (f) In no event shall any Holder be liable for any expenses, claims, losses, damages or liabilities pursuant to this Section 10 in excess of
                                                        ----------
the net proceeds to such Holder of any Registrable Shares sold by such Holder.

     Section 11.   Information to be Furnished by Holders. Each Holder shall
                   --------------------------------------
furnish to the Company such information as the Company may reasonably request and as shall be required in connection with the Registration and related proceedings referred to in Section 8 hereof. If any Holder fails to provide the
                           ---------
Company with such information within three weeks of the Company's request, the Company's obligations under Section 8 hereof with respect to such Holder or the
                            ---------

Registrable Shares owned by such Holder shall be suspended until such Holder provides such information.

     Section 12.   Undertaking to Participate in Underwriting. If the Holders
                   ------------------------------------------
of Registrable Shares with a market value of at least $75 million shall propose to sell such Registrable Shares in an underwritten public offering, the Company shall make available members of the management of the Company and its affiliates for reasonable assistance in selling efforts relating to such offering, to the extent customary for a public offering of such size (including, without limitation, to the extent customary, senior management attendance at due diligence meetings with underwriters and their counsel and road shows) and shall enter into underwriting agreements containing usual and customary terms and conditions for such types of offerings; provided that (i) the Company shall not be required to assist in an underwritten offering more than once in any 12 month period or more than three times while any Person (including, without limitation, a pledgee or transferee) holds Registrable Securities and has rights under
Section 8 of this Agreement and (ii) the Company shall pay the Registration
---------
Expenses for one underwritten offering. Notwithstanding the foregoing, the Investor shall pay the reasonable out-of-pocket expenses incurred by the Company's employees in connection with all such due diligence and road show meetings and all other reasonable accountable expenses determined by the Company in good faith to have been incurred by the Company in excess of those expenses that the Company would have incurred in connection with a public offering of the same number of shares that was not underwritten, including, without limitation, such additional legal, accounting and printing fees and expenses.

     Section 13.   Rule 144 Sales.
                   --------------

               (a) The Company covenants that it will file the reports required to be filed by the Company under the Exchange Act, so as to enable any Holder to sell Registrable Shares pursuant to Rule 144 under the Securities Act.

               (b) In connection with any sale, transfer or other disposition by any Holder of any Registrable Shares pursuant to Rule 144 under the Securities Act, the Company shall cooperate with such Holder to facilitate the timely preparation and delivery of certificates representing Registrable Shares to be sold and not bearing any Securities Act legend, if deemed appropriate, and enable certificates for such Registrable Shares to be for such number of shares and registered in such names as the selling Holder may reasonably request, provided that such request is made at least two business days prior to any sale of Registrable Shares.

     Section 14.   Repurchase Option. (a) Subject to the terms of Section 16,
                   -----------------                              ----------
the Company shall have the option (the "Repurchase Option"), exercisable upon
                                        -----------------
notice given by the Company to the Investor not less than 30 nor more than 60 days prior to the date fixed for such repurchase (the "Option Shares Repurchase Date"), to repurchase from the Investor at any time after the date of this Agreement and on or prior to December 6, 2003, at the price, payable in cash (the "Repurchase Price"), set forth in Section 14(b) below, all or, from time to
      ----------------                 -------------
time, part of 2,000,000 shares (the "Option Shares") of the Preferred Shares;
                                     -------------
provided that the Repurchase Option shall be exercisable by the Company only if (i) the Weighted Average Trading Price for the period of 20 consecutive Trading Days immediately preceding the date on which notice of exercise of the Repurchase Option is given shall have been not less than the Conversion Price then in effect with respect to Conversion Shares upon conversion of Preferred Shares and (ii) not less than 2,500,000 shares of Common Stock (adjusted to give effect to stock splits and other transactions affecting the Conversion Price pursuant to the terms of the Series D Cumulative Convertible Preferred Stock contained in the Articles of Incorporation) shall have been traded during such 20-Trading Day period.

               (b) The Repurchase Price payable, in cash, to the Investor in respect of Option Shares repurchased by the Company pursuant to an exercise of the Repurchase Option shall be payable on the Option Shares Repurchase Date in respect of such exercise and shall be equal to the following amounts, expressed as a percentage of the Liquidation Preference of such Option Shares, determined by the period in which the Option Shares Repurchase Date occurs, together, in each case, with all accrued and unpaid dividends to and including such Option Shares Repurchase Date:

        Option Shares Repurchase Date Occurs      Repurchase Price
                    during Period:                ----------------
                    -------------


        Beginning                             Ending
        ---------                             ------

Date of this Agreement                December 31, 2001       102.5%
January 1, 2002                       June 30, 2002           102.0%
July 1, 2002                          December 31, 2002       101.5%
January 1, 2003                       June 30, 2003           101.0%
July 1, 2003                          December 6, 2003        100.5%

         Section 15. (a) Subject to the terms of Section 16, the Company shall
                                                 ----------
have the option (the "Mandatory Conversion Option"), exercisable upon notice
                      ---------------------------
given by the Company to the Investor not less than 30 nor more than 60 days prior to the date fixed for such conversion (the "Mandatory Conversion Date"), to cause the Investor to convert all or, from time to time, part of the Option Shares into Conversion Shares at the Conversion Price in effect on the Mandatory Conversion Date in accordance with the terms of the Series D Cumulative Convertible Preferred Stock contained in the Articles of Incorporation; provided that the Mandatory Conversion Option shall be exercisable by the Company only if
(i) the Weighted Average Trading Price for the period of 20 consecutive Trading Days immediately preceding the date on which notice of exercise of the Mandatory Conversion Option is given shall have been not less than 105% of the Conversion Price then in effect with respect to Conversion Shares upon conversion of Preferred Shares and (ii) not less than 2,500,000 shares of Common Stock (adjusted to give effect to stock splits and other transactions affecting the Conversion Price pursuant to the terms of the Series D Cumulative Convertible Preferred Stock contained in the Articles of Incorporation) shall have been traded during such 20-Trading Day period.

               (b) In addition to any other rights the Investor may have upon conversion of Option Shares pursuant to the terms of the Series D Cumulative Convertible Preferred Stock contained in the Articles of Incorporation, the Company shall pay to the Investor, in cash, on the Mandatory Conversion Date all accrued and unpaid dividends to and including such Mandatory Conversion Date on the Option Shares being converted pursuant to the exercise of the Mandatory Conversion Option.

     Section 16.   Provisions Applicable to the Repurchase Option and the
                   ------------------------------------------------------
Mandatory Conversion Option. (a) The Option Shares shall remain convertible into
---------------------------
Conversion Shares in accordance with the terms of the Preferred Shares prior to the close of business on any Option Shares Repurchase Date, and any Preferred Shares converted to Conversion Shares by the Investor (whether or not after the giving by the Company of notice of an exercise of the Repurchase Option or pursuant to an exercise of the Mandatory Conversion Option) shall be deemed to constitute the conversion of Option Shares, thereby reducing the numberof Option Shares remaining subject to the Repurchase Option and the Mandatory Conversion Option by the number of Preferred Shares converted. In addition, repurchases of Option Shares by the Company pursuant to exercises of the Repurchase Option shall reduce the number of Option Shares remaining subject to the Repurchase Option and the Mandatory Conversion Option by the number of Preferred Shares so repurchased.

               (b) Neither the repurchase by the Company of Option Shares pursuant to an exercise by the Company of the Repurchase Option nor the sale by the Investor of Conversion Shares obtained through the conversion of Option Shares arising out of an exercise by the Company of the Mandatory Conversion Option shall be deemed to be a Disposal Of such Option Shares or Conversion Shares, as the case may be, by the Investor, including, without limitation, for purposes of calculating the number of Preferred Shares and/or Conversion Shares Disposed Of by the Investor for purposes of the limitations thereon set forth in
Section 4 of this Agreement.
---------

               (c) The Repurchase Option contained in Section 14 and the
                                                      ----------
Mandatory Conversion Option contained in Section 15 shall not be transferable or
---------------------------              ----------
assignable by the Company. The Investor may transfer or assign its rights and obligations under Section 14 and Section 15 (in each case, as qualified by
                  ----------     ----------
Section 16) to any party to whom it sells or otherwise transfers Preferred
----------
Shares, but only (i) to the extent such transferee agrees to be bound by the terms of the Repurchase Option contained in Section 14 and/or the Mandatory
                                            ----------
Conversion Option contained in Section 15 and (ii) acknowledges such agreement
                               ----------
by means of a written instrument in form and substance reasonably satisfactory to the Company, delivered to the Company by such transferee provided, however, that to the extent that a sale or transfer of Preferred Shares by the Investor without so transferring or assigning its rights and obligations under Section 14
                                                                      ----------
or Section 15 would result in a smaller number of Preferred Shares constituting
   ----------
Option Shares remaining subject to the terms of Section 14 or Section 15 than
                                                ----------    ----------
would then have been the case under the terms of this Agreement if such Preferred Shares were not so sold or transferred by the Investor (including, without limitation, taking into account the number of Option Shares previously repurchased by the Company pursuant to exercises of the Repurchase Option or converted by the Investor pursuant to exercises of the Mandatory Conversion Option or otherwise, as provided for in Section 16(a)), then the Investor
                                        --------------
shall, if it is to so sell or transfer Preferred Shares, sell or transfer subject to the terms of Section 14 (if still applicable) and Section 15 (in each
                        ----------                           ----------
case, as qualified by Section 16) at least such number of Preferred Shares as
                      -----------
would avoid such reduction in such number of Preferred Shares constituting Option Shares remaining so subject to the terms of Section 14 or Section 15,
                                                   ----------    ----------
with the transferee(s) of such number of Preferred Shares executing and delivering to the Company a written instrument, in form and substance reasonably satisfactory to the Company, acknowledging the applicability of Section 14 or
                                                                ----------
Section 15 (in each case, as qualified by Section 16) to such Preferred Shares
----------                                ----------
held by such transferee(s).

               (d) Unless full cumulative dividends on all Preferred Shares have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period, the Company may not exercise the Repurchase Option or the Mandatory Conversion Option.

     Section 17.   Agreement to Eliminate Limitation on Redemption. The
                   -----------------------------------------------
Investor agrees (i) to vote the Preferred Shares held by it in favor of an amendment to the Articles of Incorporation to eliminate the applicability of
Section 3(d)(5)(C)(i) thereof (relating to the limitation on the redemption of
---------------------
Preferred Shares to require such redemption to be payable solely out of the sale proceeds of other capital stock of the Company and from no other source, as set forth therein) to Option Shares repurchased by the Company pursuant to the Repurchase Option, and (ii) prior to the effectiveness of such amendment, that the Investor will not contest any repurchase of Option Shares by the Company pursuant to the Repurchase Option on the basis that such repurchase could violate the provisions of such Section 3(d)(5)(C)(i).
                               ---------------------

     Section 18.   Miscellaneous.
                   -------------

               (a) Governing Law. This Agreement shall be governed in all
                   -------------
respects by the laws of the State of New York.

               (b) Entire Agreement. This Agreement constitutes the full and
                   ----------------
entire understanding and agreement between the parties with regard to the subject matter hereof.

               (c) Amendment. No supplement, modification, waiver or termination
                   ---------
of this Agreement shall be binding unless executed in writing by the party to be bound thereby.

               (d) Notices, etc. Each notice, demand, request, request for
                   -------------
approval, consent, approval, disapproval, designation or other communication (each of the foregoing being referred to herein as a notice) required or desired to be given or made under this Agreement shall be in writing (except as otherwise provided in this Agreement), and shall be effective and deemed to have been received (i) when delivered in person, (ii) when sent by fax with receipt acknowledged, (iii) five (5) days after having been mailed by certified or registered United States mail, postage prepaid, return receipt requested, or
(iv) the next business day after having been sent by a nationally recognized overnight mail or courier service, receipt requested. Notices shall be addressed as follows: (a) if to the Investor, at the Investor's address or fax number set forth below its signature hereon, or at such other address or fax number as the Investor shall have furnished to the Company in writing, or (b) if to any assignee or transferee of the Investor, at such address or fax number as such assignee or transferee shall have furnished the Company in writing, or (c) if to the Company, at the address or fax number of its principal executive offices set forth below its signature hereon or at such other address or fax number as the Company shall have furnished to the Investor or any assignee or transferee. Any notice or other communication required to be given hereunder to a Holder in connection with a registration may instead be given to the designated representative of such Holder.

               (e) Counterparts. This Agreement may be executed in any number of
                   ------------
counterparts, each of which may be executed by fewer than all of the parties hereto (provided that each party executes one or more counterparts), each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

               (f) Severability. In the event that any provision of this
                   ------------
Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

               (g) Section Titles. Section titles are for descriptive purposes
                   --------------
only and shall not control or alter the meaning of this Agreement as set forth in the text.

               (h) Successors and Assigns. Except as otherwise provided herein,
                   ----------------------
(i) this Agreement shall be binding upon the parties hereto and their respective successors and assigns and (ii) the Investor shall not transfer or assign any of the benefits or rights under any provision of this Agreement, except to a Controlled Affiliate of the Investor and except benefits or rights under Section
                                                                         -------
8 through 13, inclusive and this Section 18.
-         --                     ----------

               (i) Remedies. The Company and the Investor acknowledge that there
                   --------
would be no adequate remedy at law if any party fails to perform any of its obligations hereunder, and accordingly agree that the Company and each Holder, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to compel specific performance of the obligations of another party under this Agreement in accordance with the terms and conditions of this Agreement in any court of the United States or any State thereof having jurisdiction.

               (j) Attorneys' Fees. If the Company or any Holder brings an
                   ---------------
action to enforce its rights under this Agreement, the prevailing party in the action shall be entitled to recover its costs and expenses, including, without limitation, reasonable attorneys' fees, incurred in connection with such action, including any appeal of such action.

     Section 19.   Effectiveness. This Agreement shall be effective upon the
                   -------------
closing of the sale of the Preferred Shares to the Investor pursuant to the Purchase Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                UNITED DOMINION REALTY TRUST, INC.


                                By:  /s/ Thomas W. Toomey
                                    ------------------------------------------
                                Name:  Thomas W. Toomey
                                      ----------------------------------------
                                Title:  President and Chief Executive Officer
                                       ---------------------------------------

                                1745 Shea Center Drive
                                4/th/ Floor
                                Highlands Ranch, Colorado 80126
                                Attention: Thomas W. Toomey
                                Facsimile: (720) 344-5110


                                SECURITY CAPITAL PREFERRED
                                GROWTH INCORPORATED


                                By:  /s/ David Rosenbaum
                                   -------------------------------------------
                                Name:  David Rosenbaum
                                     -----------------------------------------
                                Title:  Senior Vice President
                                      ----------------------------------------

                                11 South LaSalle Street
                                Chicago, Illinois 60603
                                Attention: David Rosenbaum
                                           David Novick
                                Facsimile: (312) 345-5888

                                       27